Exhibit 99.1

Combined Carved-Out

Financial Statements

The Battery Group

of Global Graphene

Group, Inc.

For the Quarterly Period Ended

September 30, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

Global Graphene Group, Inc.

Dayton, Ohio

Results of Review of Interim Financial Information

We have reviewed the accompanying combined carved-out balance sheet of the Battery Group of Global Graphene Group, Inc. (the Company) as of September 30, 2023, the related combined carved-out statements of operations and parent’s net equity for the three and nine month periods ended September 30, 2023 and 2022, the combined carved-out statements of cash flows for the nine month periods ended September 30, 2023 and 2022 and the related notes (collectively referred to as the “interim financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim combined carved-out financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the combined carved-out balance sheets of the Company as of December 31, 2022 and 2021, and the related combined carved-out statements of operations, parent’s net equity and cash flows for the years then ended (not presented herein); and in our report dated February 28, 2023, we expressed an unqualified opinion on those financial statements. In our report we indicated there was substantial doubt that the Company would continue as going concern. In our opinion, the information set forth in the accompanying combined carved-out balance sheet as of December 31, 2022, is fairly stated, in all material respects, in relation to the combined carved-out balance sheet from which it has been derived.

Continuation as a Going Concern

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Summary of Significant Accounting Policies note to the financial statements, the Company has experienced recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in the notes to the financial statements. The interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

To the Shareholders

Global Graphene Group, Inc.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We have served as the Company’s auditor since 2022.

Columbus, Ohio

December 28, 2023

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BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Combined Carved-Out Balance Sheets

	(Unaudited) Sept. 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$1,951	$621,575
Accounts receivable	1,112	1,037
Other receivable	187,500	-
Receivable from Parent	-	1,070,000
Inventory	22,731	22,731
Prepaid expenses and other current assets	44,423	32,723
Total current assets	257,716	1,748,066

Property and Equipment, at cost
Land improvements	60,137	60,137
Building and leasehold improvements	3,623,242	3,623,242
Machinery and equipment	2,014,706	2,124,763
	5,698,084	5,808,141
Less: accumulated depreciation	(3,316,639)	(3,177,683)
Total property and equipment, net	2,381,445	2,630,458

Other Assets
Patents, net of amortization	1,265,056	1,332,197

TOTAL ASSETS	$3,904,217	$5,710,721

LIABILITIES AND PARENT’S NET EQUITY
Current Liabilities
Accounts payable	$1,653	$920
Accrued expenses	67,625	112,225
Payable to Parent	187,500	-
Total current liabilities	256,778	113,145

Long-Term Liabilities	-	-
Total liabilities	256,778	113,145

Parent’s Net Equity
Parent’s net equity	3,647,439	5,597,576
Total Parent’s Net Equity	3,647,439	5,597,576
TOTAL LIABILITIES AND PARENT’S NET EQUITY	$3,904,217	$5,710,721

The accompanying notes are an integral part of the financial statements.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Combined Carved-Out Statements of Operations
(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2023	2022	2023	2022
Net Sales	$1,315	$6,016	$1,615	$16,636
Cost of Goods Sold	-	155	-	166
Gross Profit (Loss)	1,315	5,861	1,615	16,470
Operating Expenses
Wages, benefits and payroll taxes	718,342	620,214	2,194,305	1,825,326
Rent	12,058	10,091	36,285	30,522
Professional fees	247,680	86,378	672,606	261,599
Repairs & maintenance	9,978	33,761	38,607	119,822
Utilities	25,996	32,909	79,012	89,273
Supplies	46,664	56,025	167,571	238,965
Travel	2,447	810	9,790	8,930
Dues & subscriptions	-	-	2,100	52
Depreciation & amortization	274,503	144,841	456,681	472,940
Other	34,674	30,083	44,451	85,309
Total operating expenses	1,372,343	1,015,112	3,701,408	3,132,737
Operating Loss	(1,371,028)	(1,009,251)	(3,699,793)	(3,116,266)
Other Income (Expense)
Other income (expense)	1,091	1,248	1,757	808
Total other income (expense)	1,091	1,248	1,757	808

Net Loss before Income Taxes	(1,369,936)	(1,008,003)	(3,698,036)	(3,115,458)
Benefit (Provision) for Income Taxes	-	-	-	-
Net Loss	$(1,369,936)	$(1,008,003)	$(3,698,036)	$(3,115,458)

The accompanying notes are an integral part of the financial statements.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Combined Carved-Out Statements of Parent’s Equity
(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2023	2022	2023	2022
Parent’s Net Equity, Beginning of Period	$3,865,588	$6,414,257	$5,597,576	$6,687,209
Net loss	(1,369,936)	(1,008,003)	(3,698,036)	(3,115,458)
Contributions and net transfers with Parent and other Affiliates	1,151,788	(1,429,427)	1,747,899	405,077
Parent’s Net Equity, End of Period	$3,647,439	$3,976,827	$3,647,439	$3,976,827

The accompanying notes are an integral part of the financial statements.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Combined Carved-Out Statements of Cash Flows

(Unaudited)

	Nine Months Ended Sept. 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(3,698,036)	$(3,115,458)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	456,681	472,940
Changes in operating assets and liabilities:
Accounts receivable	(75)	(955)
Other receivable	187,500
Prepaid expenses and other current assets	(11,700)	1,167
Accounts payable	735	306
Accrued expenses	(44,600)	85,514
Total adjustments	588,541	558,972
Net cash used in operating activities	(3,109,494)	(2,556,486)

Cash Flows from Investing Activities:
Purchases of property and equipment	-	(13,882)
Capitalized patent costs	(172,925)	(160,476)
Net cash used in investing activities	(172,925)	(174,358)

Cash Flows from Financing Activities:
Contributions, net transfers and net changes in due to and from Parent and other affiliates	2,662,796	2,725,413
Net cash provided by financing activities	2,662,796	2,725,413

Net (decrease) increase in cash	(619,623)	(5,431)

Cash - Beginning of Period	621,575	8,679
Cash - End of Period	$1,951	$3,248

The accompanying notes are an integral part of the financial statements.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
(Unaudited)

Nature and Scope of Business

Global Graphene Group, Inc. (“G3” or “Parent”), registered in Delaware and headquartered in Dayton, Ohio, was formed in February 2016 as a holding company for the various interests in graphene and battery related companies. G3 is engaged in research and development activities related to the production and application of graphene and graphene-enabled technologies, including but not limited to battery and electric conductivity applications, thermal management, corrosion control, rubber composites and others. The core business of G3 is batteries. The Battery Group is essentially an advanced materials and battery technology enterprise, focused on the development and commercialization of next-generation EV battery technologies. As of September 2023, the Parent holds over 520 patents and patent applications related to batteries and battery components, which are being transferred to the Battery Group of G3. The Parent also holds over 250 patents and patent applications related to the production and application of graphene and non-battery graphene-related technologies. The domestic operations of the Parent in Dayton, Ohio, are primarily focused on research and product development activities. G3 also engages in the marketing and sale of graphene through its operating subsidiaries in Taiwan and China.

The accompanying unaudited interim combined carved-out financial statements show the historical combined carve-out financial position, results of operations, changes in parent’s net equity and cash flows of the Battery Group operations of G3 (collectively referred to as the “Company”). These combined carved-out financial statements have been derived from the accounting records of G3 to include the assets, liabilities, revenues and expenses of two subsidiaries included in the Battery Group; Angstron Energy Company, Inc. (“AEC”) and Honeycomb Battery Company LLC. (“HBC”), assets to be contributed by the Parent or other affiliates to the Company on a post spin-out transaction basis, and select and certain allocated assets, liabilities and expenses of the Parent. These unaudited interim combined carved-out financial statements do not necessarily reflect what the results of operations, financial position, or cash flows would have been had the Company been a separate entity nor are they indicative of future results of the Company.

In 2022, the Parent began to explore a transaction whereby the Company would merge with a publicly listed Special Purpose Acquisition Company (SPAC). On February 16, 2023, a Merger Agreement (the “Merger Agreement”) was entered into by and among HBC, Nubia Brand International Corp. (“Nubia Brand”), and Nubia Merger Sub, Inc. (“Merger Sub”) and wholly-owned subsidiary of Nubia Brand, pursuant to which Merger Sub will merge with and into HBC (the “Merger”) with HBC as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of Nubia Brand. In connection with the Merger, Nubia Brand will change its name to “Honeycomb Battery Company” or such other name designated by HBC by notice to the Nubia Brand.

At a special meeting of Nubia Brand stockholders held on December 14, 2023, Nubia Brand’s stockholders approved the proposed business combination with HBC. In addition, in a special meeting on December 15, 2023, Nubia Brand stockholders approved an amendment to the certificate of incorporation that changed the date by which Nubia Brand must consummate an initial business combination to March 15, 2024.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
(Unaudited)

Nature and Scope of Business (continued)

The Merger is expected to be accounted for as a reverse recapitalization with HBC as the accounting acquirer. These combined carved-out financial statements of the Battery Group have been prepared to represent the financial statements of the contemplated accounting acquirer, HBC.

The combined carve-out operating results of the Company have been specifically identified based on the Company’s existing subsidiary structure. The majority of the assets and liabilities of the Company have been identified based on the existing subsidiary structure. The historical costs and expenses reflected in the combined carved-out financial statements include an allocation for certain corporate and shared service functions. Management believes the assumptions underlying the combined carved-out financial statements are reasonable. Nevertheless, the combined carved-out financial statements may not include all of the actual expenses that would have been incurred had the Company operated on a standalone basis during the periods presented and may not reflect the results of operations, financial position and cash flows had the Company operated on a standalone basis during the periods presented. Actual costs that would have been incurred if the Company had operated on a standalone basis would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not reflected in the historical results of operations, financial position and cash flows.

Summary of Significant Accounting Policies

Going Concern

The Company has experienced recurring net losses and has generated minimal sales from inception. As part of the G3 group of companies, the Company is dependent upon Parent and affiliates for all of its working capital and financing requirements as Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for in these financial statements through the Net Parent’s Equity account. Accordingly, none of Parent’s cash or debt at the corporate level have been assigned to the Company in these financial statements. Net Parent’s equity represents Parent’s interest in the recorded net assets of the Company. All significant transactions between the Company, Parent and affiliates have been included in the accompanying financial statements. Transactions with Parent and affiliates are reflected in the accompanying Statements of Parent’s Net Equity as “Contributions and net transfers with Parent and other affiliates” and in the accompanying combined carved-out balance sheets within “Net Parent’s Equity”. The statements of operations of the Company includes revenues and expenses that are specifically identifiable to the Company plus allocated corporate overhead or other shared costs based on methodologies that management deems appropriate for the nature of the cost. All significant intercompany accounts and transactions between the businesses comprising the Company have been eliminated in the accompanying financial statements.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
(Unaudited)

Summary of Significant Accounting Policies (continued)

Going Concern (continued)

The Company’s ability to continue as a going concern depends on generating cash from operations, and the potential of obtaining additional debt or equity financing; however, there can be no assurance the Company will be successful in these efforts. This concern can be addressed by a business growth plan that includes commercialization of next-gen batteries, which can benefit from access to public capital markets. As disclosed in the Nature and Scope of Business note, a merger agreement was entered into on February 16, 2023 as a step towards the goal of achieving such growth and commercialization.

Use of Estimates

The preparation of combined carved-out financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods. Actual results could differ from those estimates. The Company’s significant estimates consist of impairment of long-lived assets.

Cash and Cash Equivalents

Cash consist of cash, checking accounts, money market accounts and temporary investments with maturities of three months or less when purchased. As of September 30, 2023 and December 31, 2022, the Company had no cash equivalents. Intercompany transactions between the Company, the Parent and affiliates are considered to be effectively settled in the combined carved-out financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows within financing activities and in the combined carved-out balance sheets within Parent’s Net Equity.

Accounts Receivable, net and Allowance for Credit Losses

Accounts receivables are stated at the amount the Company expects to collect. The Company recognizes an allowance for credit losses to ensure accounts receivables are not overstated due to un-collectability. Bad debt reserves are maintained as warranted for various customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in such customer’s operating results or financial position. If circumstances related to a customer change, estimates of the recoverability of receivables would be further adjusted. As of September 30, 2023 and December 31, 2022, the Company determined that no allowance was required.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
(Unaudited)

Summary of Significant Accounting Policies (continued)

Other Receivable

The other receivable of $187,500 as of September 30, 2023 is from Nubia Brand for cash advances made by Parent (on behalf of the Battery Group) to Nubia Brand in connection with requirements of Nubia Brand to fund additional amounts into the trust for extensions of time in closing a business combination. Pursuant to the Merger Agreement, the Battery Group was responsible for funding 50% of this additional trust funding requirement.

Receivable from and Payable to Parent

The receivable from Parent of $1,070,000 as of December 31, 2022 represents an allocation of cash funds from a subsidiary not included in the Battery Group. The Parent contributed the funds to the Battery Group in 2023.

The $187,500 payable to Parent as of September 30, 2023 is for reimbursement of the cash advances Parent made to Nubia Brand as described in the Other Receivable note.

Inventory

Inventories are stated at the lower of first-in, first-out cost or net realizable value. The Company writes-down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. The Company provides reserves for obsolete inventories when the Company deems the value to be impaired. As of September 30, 2023 and December 31, 2022, the Company determined that no reserve was required.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized. The Company assesses the carrying value of its property and equipment for impairment each year. Based on its assessments, the Company did not incur any impairment charges for the three and nine months ended September 30, 2023 and 2022.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
(Unaudited)

Summary of Significant Accounting Policies (continued)

Property and Equipment, net (continued)

The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Building	40 years
Leasehold improvements	15 years
Machinery & equipment	5 years

Depreciation expense of property and equipment was approximately $217,000 and $445,000 for the nine months ended September 30, 2023 and 2022, respectively; and approximately $60,000 and $145,000 for the three months ended September 30, 2023 and 2022, respectively.

Patents

The Company capitalizes external costs, such as filing fees and associated attorney fees, incurred to obtain issued patents. The Company’s intangible assets consist of capitalized costs for unissued patents and issued patents that are owned by an affiliate and have been included in these financial statements on the basis that the Parent will contribute these assets to the Company in connection with the proposed SPAC transaction. Issued patents are carried at cost less accumulated amortization. Successful patent efforts are amortized over the life of the patent, and unsuccessful efforts are expensed. The issued patents are being amortized over a useful life of 20 years. Amortization of the patent costs commences upon patent issuance.

Net unissued and issued patents were approximately $739,000 and $526,000 as of September 30, 2023, respectively; and $978,000 and $354,000 as of December 31, 2022, respectively. The Company assesses the carrying value of its intangible assets for impairment each year. Based on its assessments, the Company did not incur any impairment charges for the three and nine months ended September 30, 2023 and 2022.

Translation of Foreign Currencies

The functional currency of HBC’s Taiwan subsidiary is the New Taiwan. In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 830, Foreign Currency Matters, the financial statements of the Company’s HBC Taiwan are translated to U.S. dollars using the exchange rates at the balance sheet dates for assets and liabilities, the historical exchange rate for stockholders’ equity accounts and a weighted average exchange rate for revenue, expenses and gains or losses. Foreign currency translation adjustments are accumulated in a separate component of stockholders’ deficit until the foreign business is sold or substantially liquidated. Foreign currency translation adjustments for the periods presented in these financial statements were not material.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
(Unaudited)

Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized when a performance obligation has been satisfied by transferring control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products. Revenues are recognized at a point in time when control transfers to customers, which is generally determined when title, ownership and risk of loss pass to the customer.

Research and Development

All research and development costs are expensed as incurred. Substantially all costs incurred for the three and nine months ended September 30, 2023 and 2022 were related to research and development activities.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective.

Income tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. Due to cumulative losses, a full valuation allowance has been recognized in the balance sheets as of September 30, 2023 and December 31, 2022 and no benefit for the net losses has been recognized in the statements of operations for the three and nine months ended September 30, 2023 and 2022.

New Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which enhances transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The guidance includes a new definition of a lease, which are classified as either a finance lease or operating lease. Only short-term leases are not recognized on the balance sheet. Other changes include certain aspects of lessee accounting, lessor accounting, leveraged leases, sale and leaseback transactions and required disclosures. Topic 842 was effective for the Company effective January 1, 2022. The Company has only three operating leases with the remaining lease obligation totaling approximately $14,000 as of September 30, 2023 and $36,000 as of December 31, 2022. Because the effect of Topic 842 would not be material to the Company’s financial statements, the Company has not adopted this new standard in 2022 and year-to-date September 30, 2023.

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
(Unaudited)

Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 significantly changes how entities measure credit losses for most financial assets, including accounts receivable and held-to-maturity marketable securities, by replacing today’s “incurred loss” approach with an “expected loss” model under which allowances will be recognized based on expected rather than incurred losses. ASU No. 2016-13 became effective for the Company effective January 1, 2023. The adoption of ASU No. 2016-13 had no material impact on the Company’s financial statements.

Patents

Issued patents are recognized on the balance sheets net of accumulated amortization of approximately $518,000 and $278,000 as of September 30, 2023 and December 31, 2022, respectively. Amortization expense for the patents included in these financial statements was approximately $215,000 and $12,000 for the three months ended September 30, 2023 and 2022, respectively and $240,000 and $28,000 for the nine months ended September 30, 2023 and 2022, respectively. Amortization expense for the quarter ended September 30, 2023 includes approximately $180,000 related to correct an error related to prior years. Future amortization expense for the patents over the next five years is anticipated to be approximately $90,000 per year.

Operating Leases

Rent expense for the three months ended September 30, 2023 and 2022 was approximately $12,000 and $10,000, respectively and $36,000 and $30,000 for the nine months ended September 30, 2023 and 2022, respectively.

Future minimum rental payments under non-cancelable operating leases for legal entities included in the Battery Group are as follows as of September 30, 2023:

2023	$7,156
2024	4,168
2025	1,500
2026	1,375
Total	$14,200

BATTERY GROUP OF
GLOBAL GRAPHENE GROUP, INC.
Notes to Combined Carved-Out Financial Statements
(Unaudited)

Foreign Operations

The foreign subsidiary of the Company represented approximately $26,000 and $13,000 of total assets, and $24,000 and $33,000 of total liabilities as of September 30, 2023 and December 31, 2022, respectively. There were no revenues recognized by the foreign subsidiary for the three and nine months ended September 30, 2023 and 2022. Total expenses incurred by the foreign subsidiary were approximately $96,000 and $85,000 for the three months ended September 30, 2023 and 2022, respectively and $258,000 and $215,000 for the nine months ended September 30, 2023 and 2022, respectively.

Commitments and Contingencies

The Internal Revenue Service has placed a federal tax lien on all the property and rights to property belonging to Global Graphene Group, Inc. which would include the assets included in these combined carved-out financial statements of the Company. The lien relates to unpaid federal income taxes for 2017. Inclusive of interest, the balance owed is approximately $1,740,000 as of December 2023.

Subsequent Events – Date of Management Evaluation

Management has evaluated subsequent events through December 28, 2023, the date on which the financial statements were available to be issued.